UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

C&J ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35255	20-5673219
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Rogerdale Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 325-6000

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of C&J Energy Services, Inc. (the “Company”) held on May 22, 2014, the Company’s stockholders were requested to:

1.	Elect seven (7) directors to serve on the Company’s Board until the 2015 Annual Meeting of Stockholders and their successors are duly elected;

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers; and

3.	Ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Each of these proposals is more fully described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on April 10, 2014 and is incorporated herein by reference. The final results of the votes for each proposal are set forth below:

PROPOSAL NO. 1 — ELECTION OF DIRECTORS. The election of each director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Joshua E. Comstock	46,556,709	1,387,157	3,338,512
Randall C. McMullen, Jr.	45,655,736	2,288,130	3,338,512
Darren M. Friedman	47,613,732	330,134	3,338,512
Adrianna Ma	47,197,624	746,242	3,338,512
Michael Roemer	47,613,776	330,090	3,338,512
C. James Stewart, III	25,816,520	22,127,346	3,338,512
H.H. “Tripp” Wommack, III	47,607,825	336,041	3,338,512

PROPOSAL NO. 2 — APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS. The compensation of the Company’s named executive officers was approved on an advisory basis as follows:

For	Against	Abstain	Broker Non-Votes
26,301,189	20,404,496	1,238,181	3,338,512

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF UHY LLP. The ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved as follows:

For	Against	Abstain
51,210,981	57,244	14,153

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES, INC.
(Registrant)

Date: May 23, 2014	By:	/s/ Theodore R. Moore
Theodore R. Moore
Executive Vice President, General Counsel and Corporate Secretary